SCHEDULE 14A

    Proxy Statement Pursuant to Section 14(a) of the Securities Act of 1934

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Citizens Funds on behalf of its series - Citizens Core Growth Fund, Citizens
Emerging Growth Fund, Citizens Small Cap Core Growth Fund, Citizens Global Equity Fund, Citizens International Growth Fund, Citizens Income Fund and Citizens Money Market Fund
                (Name of Registrant as Specified In Its Charter)

                              Lea Anne Copenhefer
                   (Name of Person(s) Filing Proxy Statement)

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May 2001

Dear Citizens Funds Shareholder,

The Board of Citizens Funds is committed to further strengthening the process by which shareholder assets are managed. Fundamental to our mission is identifying the most financially-sound, growth-oriented companies that meet Citizens Funds' socially responsible screening criteria. Our goal in this process is to deliver strong long-term performance, and our commitment to continued improvement on behalf of our shareholders is unwavering.

With this in mind, we recently sent out a proxy statement - a proxy statement that was initially intended to focus on diversifying our Board of Trustees. Our legal counsel suggested that we also use the proxy statement to update a number of other items. This, in turn, minimizes the need for future proxies, and is intended to save shareholder time and the expenses associated with multiple proxies. Items addressed in the proxy include the election of additional Trustees to the Board; granting the Trustees broader supervisory authority over the structure and management of the Funds; expanding future investment flexibility; and efficient supervision and management of the Funds. Each item is summarized below.

ITEM 1 - NOMINATION OF BOARD OF TRUSTEES
Because diversity is a key element of our social screening process, we seek to build a diverse Board of Trustees to represent the shareholders of the Funds. If elected under the terms of this proxy, our Board will consist of nine Trustees - five of them women, four of them men. Of the nine, five will not be "interested persons" of the Funds. These non-interested Trustees serve in an independent "watchdog" capacity to protect the interests of the shareholders.

ITEM 2 - AMENDED AND RESTATED DECLARATION OF TRUST
In keeping pace with industry trends, Citizens Advisers has proposed an Amended and Restated Declaration of Trust in an effort to modernize and streamline the existing Declaration. The Amended Declaration gives the Trustees increased flexibility and broader authority to adjust to changing competitive and regulatory environments, in serving the interests of shareholders. In addition, the Amended Declaration clarifies certain critical powers of the Board and should enhance operational efficiencies.

Let me highlight for you one important change to the Declaration on which you are being asked to vote, dollar-weighted voting. The intent is to enhance shareholder democracy by establishing voting powers for all shareholders based on the actual assets a particular shareholder has with Citizens Funds. Current practice may create disproportionate voting power based upon the net asset value of each Fund.

Please be assured that neither the Funds nor the Trustees seek to alter the Funds' investments by virtue of the adoption of the Amended and Restated Declaration. Neither will the approval of the Amended and Restated Declaration of Trust in any way diminish the Trustees' legally mandated fiduciary obligations to act in the shareholders' best interests.

ITEM 3 - AMENDED AND RESTATED MANAGEMENT AGREEMENT
In the existing management agreement, Citizens Advisers has contractually committed to limit its fees under certain circumstances. While the Amended and

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Restated Management Agreement does not contain an expense limit, there is a separate agreement already in place whereby the Adviser has agreed to limit its fees through June 30, 2001. By eliminating the expense limits from the management agreement, the Funds will have more flexibility to adapt to changing market conditions and remain competitive in regards to their fee structure. Once again, such change must be deemed to be in the best interest of shareholders by the Board.

As a matter of record, as Fund assets have grown, Citizens Advisers has consistently sought to pass along the benefits of economies of scales to shareholders through lower expenses.

ITEM 4 - AMENDED AND RESTATED DISTRIBUTION PLAN
The current Distribution Plan provides that the Funds reimburse the Funds' distributor for the actual expenses of Fund distribution up to 0.25% of net assets of a class of a Fund. The Amended Distribution Plan allows for compensation, not merely reimbursement, for Fund distribution in the amount of 0.25% of the net assets of a class. This amended plan is applicable to all Citizens Funds Standard and Administrative Share classes with the exception of the Citizens Money Market Fund.

Although the new plan provides for compensation of rather than reimbursement for actual expenses, you should note that actual expenses have always exceeded the maximum amount payable under the current plan. Therefore, the Funds have always paid 0.25% of the average annual net assets of each class for distribution in the past, and expect this to continue to be the case.

ITEM 5 - FUNDAMENTAL INVESTMENT POLICY CHANGES
Citizens Funds proposes to eliminate certain fundamental policies that are considered unnecessary or too restrictive. Citizens Funds wants the option to change an investment objective of a Fund without a shareholder vote in order to take advantage of certain opportunistic situations. Many fund companies are following this trend in an effort to give their funds more flexibility, especially during adverse market conditions. Please keep in mind that Citizens' commitment to social responsibility has never been classified as a "fundamental investment policy or objective." This commitment, however, has and continues to be, a core operational philosophy of the Funds.

ITEM 6 - SELECT AND CHANGE SUBADVISORY AGREEMENTS
Currently, Citizens Advisers has subadvisory agreements with Seneca Capital Management LLC and with Clemente Capital, Inc. to manage three Funds. Under our current subadvisory agreements, Citizens Advisers constantly monitors and supervises the activities of the subadvisers and may terminate the services of a subadviser if deemed to be in the best interest of a Fund. However, retaining the services of a new subadviser and retaining the services of a replacement subadviser currently require approval by the applicable Fund's shareholders.

The Funds are proposing a change that will allow Citizens Advisers to hire new or replace subadvisers without a shareholder vote, provided Citizens obtains prior exemptive relief from the SEC. Citizens has no current plans to apply for such exemptive relief from the SEC. The shareholders' best interest would remain the Board's preeminent concern and the appointment of any new or replacement subadviser will continue to be subject to the scrutiny and approval of the Fund Board.


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ITEM 7 - SELECTION OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT CERTIFIED
PUBLIC ACCOUNTANTS
PricewaterhouseCoopers has served as independent public accountant for Citizens Funds for over two years. Approval of this proxy item would confirm the Funds' choice of PricewaterhouseCoopers to continue in the same capacity.

In closing, I want to extend my assurance that none of the proposed changes represents a shift away from, or diminishes our commitment to, the practices of socially responsible investing. Rather, our actions are motivated by an interest in modernizing Fund policies and procedures in accordance with industry standards, enabling us to function in a way that best supports the interests of our shareholders.

I want to thank you for your attention to this important matter. And as always, please feel free to call us at (888) 219-3853 with any questions or refer to the proxy statement you received.

Best regards,

/s/ John L. Shields

John L. Shields
President